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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A
                                 Amendment No. 1

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                                  PEMSTAR INC.
             (Exact name of registrant as specified in its charter)

          Minnesota                                        41-1771227
     (State of incorporation                            (I.R.S. Employer
         or organization)                              Identification No.)


   3535 Technology Drive N.W.
   Rochester, Minnesota                                       55901
   (Address of principal executive offices)                (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this Form relates:
Not Applicable

Securities to be registered pursuant to Section 12(b) of the Act:
Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $0.01 par value
                                (Title of class)

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Item 1.  Description of Registrant's Securities to be Registered.

         Reference is hereby made to the Form 8-A of Pemstar Inc. (the "Company"), filed with the Securities and Exchange Commission on August 2, 2000 (the "Form 8-A"). Item 1 of the Form 8-A is hereby amended to read as follows:

         The Company entered into a certain Amended and Restated Rights Agreement Amendment as of May 8, 2002 (the "Restated Amendment") to the Rights Agreement, dated as of August 11, 2000, between the Company and Wells Fargo Bank Minnesota, N.A., as Rights Agent (as amended to date, the "Rights Agreement"). The Amendment deleted and restated in its entirety the definition of "Exempt Person" so as to include the investors listed on the Schedule of Buyers (individually "the Investor", and collectively the "Investors") attached to the Securities Purchase Agreement, dated as of May 3, 2002, by and among the Company and the Investors (the "Securities Purchase Agreement"), unless and until such time as such Investor (A) directly or indirectly becomes the Beneficial Owner of Common Shares other than Common Shares received (i) as a result of any conversion or redemption of any convertible notes issued by the Company pursuant to the Securities Purchase Agreement, (ii) upon exercise of warrants issued by the Company pursuant to the Securities Purchase Agreement, (iii) upon the payment of interest owed on the convertible notes in Common Shares, (iv) upon exercise of warrants to be issued by the Company pursuant to that certain letter agreement, dated May 8, 2002 between the Company and the Investors or (v) otherwise pursuant to such Securities Purchase Agreement or (B) participates in any group within the meaning of Section 13(d)(3) of the Exchange Act unless such group has publicly stated that such ownership is for investment purposes only.

Item 2.  Exhibits.

         Item 2 of the Form 8-A is hereby amended in its entirety to read as follows:

Number   Description

3.1 Articles of Incorporation of the Company (filed as exhibit 3.1 in the Company's Registration Statement on Form S-1 (File No. 333-37162), as amended, and incorporated by reference herein).

3.2 Amended and Restated Bylaws of the Company (filed as exhibit 3.2 in the Company's Registration Statement on Form S-1 (File No. 333-37162), as amended, and incorporated by reference herein).

4.1      Form of Certificate of Common Stock of the Company (filed as exhibit
         4.1 in the Company's Registration Statement on Form S-1 (File No. 333-37162), as amended, and incorporated by reference herein).

4.2 Rights Agreement, dated as of August 11, 2000, by and between the Company and Wells Fargo Bank Minnesota, N.A., as Rights Agent (filed as exhibit 4.2 in the Company's Registration Statement on Form S-3 (File No. 333-75284), as amended, and incorporated by reference herein).

4.3 Amended and Restated Rights Agreement Amendment, dated as of May 8, 2002, between the Company and Wells Fargo Bank Minnesota, N.A., as Rights Agent.

                                       2

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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 29, 2002

                                            PEMSTAR INC.

                                            By: /s/ Allen J. Berning
                                                ------------------------------
                                                Allen J. Berning
                                                Chairman, Chief Executive
                                                Officer and President






                                       3

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                                  EXHIBIT INDEX

Number   Description
------   -----------

3.1 Articles of Incorporation of the Company (filed as exhibit 3.1 in the Company's Registration Statement on Form S-1 (File No. 333-37162), as amended, and incorporated by reference herein).

3.2 Amended and Restated Bylaws of the Company (filed as exhibit 3.2 in the Company's Registration Statement on Form S-1 (File No. 333-37162), as amended, and incorporated by reference herein).

4.1      Form of Certificate of Common Stock of the Company (filed as exhibit
         4.1 in the Company's Registration Statement on Form S-1 (File No. 333-37162), as amended, and incorporated by reference herein).

4.2 Rights Agreement, dated as of August 11, 2000, by and between the Company and Wells Fargo Bank Minnesota, N.A., as Rights Agent (filed as exhibit 4.2 in the Company's Registration Statement on Form S-3 (File No. 333-75284), as amended, and incorporated by reference herein).

4.3 Amended and Restated Rights Agreement Amendment, dated as of May 8, 2002, between the Company and Wells Fargo Bank Minnesota, N.A., as Rights Agent.